Two Harbors Investment Corp. Reports First Quarter 2023 Financial Results
Attractive Opportunities Ahead From Wide RMBS Spreads and Slow MSR Prepayment Speeds

NEW YORK, May 1, 2023 - Two Harbors Investment Corp. (NYSE: TWO), an Agency RMBS + MSR real estate investment trust (REIT), today announced its financial results for the quarter ended March 31, 2023.

Quarterly Summary
•Reported book value of $16.48 per common share, and declared a first quarter common stock dividend of $0.60 per share, representing a (3.6)% quarterly economic return on book value.(1)
•Incurred a Comprehensive Loss of $63.2 million, or $(0.69) per weighted average basic common share.
•Reported Earnings Available for Distribution (EAD) of $8.3 million, or $0.09 per weighted average basic common share.(2)
•Generated Income Excluding Market-Driven Value Changes (IXM) of $0.59 per weighted average basic common share.(3)
•Issued 10 million shares of common stock through an underwritten offering for net proceeds of approximately $175.6 million, which were primarily used for the acquisition of MSR.
•Acquired $10.7 billion unpaid principal balance (UPB) of MSR through one bulk purchase and committed to purchase $14.7 billion UPB through three additional bulk purchases, for a total market value of approximately $290 million.

“In the first quarter, our book value declined as interest rate volatility increased hedging costs and spreads widened rapidly,” stated Bill Greenberg, Two Harbors’ President and Chief Executive Officer. “Importantly, funding for both RMBS and MSR remains stable and well supported, and we have more than ample liquidity. We are committed to and confident in our portfolio construction of Agency RMBS paired with MSR and believe that over time this strategy will deliver attractive long-term, risk-adjusted returns.”

“RMBS spreads widened in the first quarter, and we believe they will likely stay wider than historical norms given the challenging supply/demand dynamics resulting from a pickup in organic supply coupled with sales of RMBS directed by the FDIC in an environment when many banks that would customarily be buyers are on the sidelines,” stated Nick Letica, Two Harbors’ Chief Investment Officer. “Additionally, prepayments on our MSR remain slow and we don’t expect delinquencies to materially increase. Taken together, we believe that these dynamics are a benefit to our paired RMBS + MSR strategy.”

________________
(1)Economic return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by book value as of the beginning of the period.
(2)Earnings Available for Distribution, or EAD, is a non-GAAP measure. Please see page 11 for a definition of EAD and a reconciliation of GAAP to non-GAAP financial information.
(3)Income Excluding Market-Driven Value Changes, or IXM, is a non-GAAP measure. Please see page 12 for a definition of IXM and a reconciliation of GAAP to non-GAAP financial information.

Operating Performance(1)
The following table summarizes the company’s GAAP and non-GAAP earnings measurements and key metrics for the first quarter of 2023 and fourth quarter of 2022:

Two Harbors Investment Corp. Operating Performance (unaudited)
(dollars in thousands, except per common share data)
	Three Months Ended March 31, 2023			Three Months Ended December 31, 2022
Earnings attributable to common stockholders	Earnings	Per weighted average basic common share	Annualized return on average common equity	Earnings	Per weighted average basic common share	Annualized return on average common equity
Comprehensive (Loss) Income	$(63,242)	$(0.69)	(15.5)%	$160,233	$1.85	42.8%
GAAP Net Loss	$(189,173)	$(2.05)	(46.3)%	$(262,439)	$(3.04)	(70.1)%
Earnings Available for Distribution(2)	$8,273	$0.09	2.0%	$22,209	$0.26	5.9%
Income Excluding Market-Driven Value Changes(3)	$54,393	$0.59	13.3%	$63,328	$0.73	16.9%

Operating Metrics
Dividend per common share	$0.60			$0.60
Annualized dividend yield(4)	16.3%			15.2%
Book value per common share at period end	$16.48			$17.72
Economic return on book value(5)	(3.6)%			11.6%
Operating expenses, excluding non-cash LTIP amortization and nonrecurring expenses(6)	$13,097			$10,462
Operating expenses, excluding non-cash LTIP amortization and nonrecurring expenses, as a percentage of average equity(6)	2.3%			1.9%
_______________
(1)On November 1, 2022, the company completed a one-for-four reverse stock split of its outstanding shares of common stock. In accordance with generally accepted accounting principles, all common share and per common share amounts presented herein have been adjusted on a retroactive basis to reflect the reverse stock split.
(2)Earnings Available for Distribution, or EAD, is a non-GAAP measure. Please see page 11 for a definition of EAD and a reconciliation of GAAP to non-GAAP financial information.
(3)Income Excluding Market-Driven Value Changes, or IXM, is a non-GAAP measure first introduced in the fourth quarter of 2022. Please see page 12 for a definition of IXM and a reconciliation of GAAP to non-GAAP financial information.
(4)Dividend yield is calculated based on annualizing the dividends declared in the given period, divided by the closing share price as of the end of the period.
(5)Economic return on book value is defined as the (decrease) increase in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by the book value as of the beginning of the period.
(6)Excludes non-cash equity compensation expense of $6.1 million for the first quarter of 2023 and $1.7 million for the fourth quarter of 2022 and nonrecurring expenses of $5.4 million for the first quarter of 2023 and $10.8 million for the fourth quarter of 2022.

Portfolio Summary
As of March 31, 2023, the company’s portfolio was comprised of $12.1 billion of Agency RMBS, MSR and other investment securities as well as their associated notional debt hedges. Additionally, the company held $3.7 billion bond equivalent value of net long to-be-announced securities (TBAs).

The following tables summarize the company’s investment portfolio as of March 31, 2023 and December 31, 2022:

Two Harbors Investment Corp. Portfolio
(dollars in thousands)

Portfolio Composition	As of March 31, 2023		As of December 31, 2022
	(unaudited)		(unaudited)
Agency RMBS	8,676,453	72.0%	7,668,752	71.1%
Mortgage servicing rights(1)	3,072,445	25.5%	2,984,937	27.7%
Other	300,126	2.5%	125,158	1.2%
Aggregate Portfolio	12,049,024		10,778,847
Net TBA position(2)	3,692,956		3,900,395
Total Portfolio	$15,741,980		$14,679,242

Portfolio Metrics	Three Months Ended March 31, 2023	Three Months Ended December 31, 2022
	(unaudited)	(unaudited)
Average portfolio yield(3)	5.09%	4.92%
Average cost of financing(4)	4.57%	3.95%
Net spread	0.52%	0.97%
________________
(1)Based on the loans underlying the MSR reported by subservicers on a month lag, adjusted for current month purchases.
(2)Represents bond equivalent value of TBA position. Bond equivalent value is defined as notional amount multiplied by market price. Accounted for as derivative instruments in accordance with GAAP.
(3)Average portfolio yield includes interest income on Agency and non-Agency investment securities, MSR servicing income, net of estimated amortization, and servicing expenses, and the implied asset yield portion of TBA dollar roll income on TBAs. MSR estimated amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio, which is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value. TBA dollar roll income is the non-GAAP economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements.
(4)Average cost of financing includes interest expense and amortization of deferred debt issuance costs on borrowings under repurchase agreements (excluding those collateralized by U.S. Treasuries), revolving credit facilities, term notes payable and convertible senior notes, interest spread income/expense and amortization of upfront payments made or received upon entering into interest rate swap agreements, U.S. Treasury futures income, and the implied financing benefit/cost portion of dollar roll income on TBAs. TBA dollar roll income is the non-GAAP economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. U.S. Treasury futures income is the economic equivalent to holding and financing a relevant cheapest-to-deliver U.S. Treasury note or bond using short-term repurchase agreements.

Portfolio Metrics Specific to Agency RMBS	As of March 31, 2023	As of December 31, 2022
	(unaudited)	(unaudited)
Weighted average cost basis(1)	$102.05	$102.26
Weighted average experienced three-month CPR	5.3%	5.9%
Gross weighted average coupon rate	5.7%	5.3%
Weighted average loan age (months)	19	21
______________
(1)Weighted average cost basis includes Agency principal and interest RMBS only and utilizes carrying value for weighting purposes.

Portfolio Metrics Specific to MSR(1)	As of March 31, 2023	As of December 31, 2022
(dollars in thousands)	(unaudited)	(unaudited)
Unpaid principal balance	$212,444,503	$204,876,693
Gross coupon rate	3.4%	3.3%
Current loan size	$337	$334
Original FICO(2)	760	760
Original LTV	72%	72%
60+ day delinquencies	0.7%	0.8%
Net servicing fee	26.5 basis points	26.5 basis points

	Three Months Ended March 31, 2023	Three Months Ended December 31, 2022
	(unaudited)	(unaudited)
Fair value losses	$(28,079)	$(64,085)
Servicing income	$153,320	$160,926
Servicing expenses	$26,772	$24,542
Change in servicing reserves	$1,564	$713
________________
Note: The company does not directly service mortgage loans, but instead contracts with appropriately licensed subservicers to handle substantially all servicing functions in the name of the subservicer for the loans underlying the company’s MSR.
(1)Metrics exclude residential mortgage loans in securitization trusts for which the company is the named servicing administrator. Portfolio metrics, other than UPB, represent averages weighted by UPB.
(2)FICO represents a mortgage industry accepted credit score of a borrower.

Other Investments and Risk Management Metrics	As of March 31, 2023	As of December 31, 2022
(dollars in thousands)	(unaudited)	(unaudited)
Net long TBA notional amount(1)	$3,718,000	$3,826,000
Futures notional	$(6,945,550)	$(18,285,452)
Interest rate swaps notional	$8,404,872	$—
Swaptions net notional	$(200,000)	$—
________________
(1)Accounted for as derivative instruments in accordance with GAAP.

Financing Summary
The following tables summarize the company’s financing metrics and outstanding repurchase agreements, revolving credit facilities, term notes and convertible senior notes as of March 31, 2023 and December 31, 2022:

March 31, 2023	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)
Repurchase agreements collateralized by securities	$8,633,946	5.01%	2.67	19
Repurchase agreements collateralized by MSR	250,000	8.43%	8.98	1
Repurchase agreements collateralized by U.S. Treasuries(1)	200,766	4.68%	0.10	2
Total repurchase agreements	9,084,712	5.11%	2.84	20
Revolving credit facilities collateralized by MSR and related servicing advance obligations	1,292,831	8.09%	18.35	4
Term notes payable collateralized by MSR	398,326	7.65%	14.86	n/a
Unsecured convertible senior notes	282,840	6.25%	33.57	n/a
Total borrowings	$11,058,709

December 31, 2022	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)
Repurchase agreements collateralized by securities	$7,405,716	3.81%	1.56	20
Repurchase agreements collateralized by MSR	309,000	7.91%	11.93	1
Repurchase agreements collateralized by U.S. Treasuries(1)	888,295	4.49%	1.95	3
Total repurchase agreements	8,603,011	3.95%	1.93	20
Revolving credit facilities collateralized by MSR and related servicing advance obligations	1,118,831	7.68%	13.48	4
Term notes payable collateralized by MSR	398,011	7.19%	17.82	n/a
Unsecured convertible senior notes	282,496	6.25%	36.53	n/a
Total borrowings	$10,402,349

Borrowings by Collateral Type(2)	As of March 31, 2023		As of December 31, 2022
(dollars in thousands)	(unaudited)		(unaudited)
Agency RMBS	$8,394,999		$7,334,907
Mortgage servicing rights and related servicing advance obligations	1,941,157		1,825,842
Other - secured	238,947		70,809
Other - unsecured(3)	282,840		282,496
Total	10,857,943		9,514,054
TBA cost basis	3,644,540		3,923,298
Net payable (receivable) for unsettled RMBS	—		342,964
Total, including TBAs and net payable (receivable) for unsettled RMBS	$14,502,483		$13,780,316

Debt-to-equity ratio at period-end(4)	4.8	:1.0	4.4	:1.0
Economic debt-to-equity ratio at period-end(5)	6.5	:1.0	6.3	:1.0

Cost of Financing by Collateral Type(2)	Three Months Ended March 31, 2023		Three Months Ended December 31, 2022
	(unaudited)		(unaudited)
Agency RMBS	4.49%		3.56%
Mortgage servicing rights and related servicing advance obligations(6)	8.28%		7.71%
Other - secured	5.02%		5.40%
Other - unsecured(3)(6)	6.84%		6.93%
Annualized cost of financing	5.21%		4.46%
Interest rate swaps(7)	(0.13)%		—%
U.S. Treasury futures(8)	(0.01)%		0.25%
TBAs(9)	3.23%		2.03%
Annualized cost of financing, including swaps, U.S. Treasury futures and TBAs	4.57%		3.95%
____________________
(1)U.S. Treasury securities effectively borrowed under reverse repurchase agreements.
(2)Excludes repurchase agreements collateralized by U.S. Treasuries.
(3)Unsecured convertible senior notes.
(4)Defined as total borrowings to fund Agency and non-Agency investment securities and MSR, divided by total equity.
(5)Defined as total borrowings to fund Agency and non-Agency investment securities and MSR, plus the implied debt on net TBA cost basis and net payable (receivable) for unsettled RMBS, divided by total equity. Effective as of December 31, 2022, net payable (receivable) on unsettled RMBS is now included in the calculation for economic debt-to-equity. Prior period metrics have been updated to conform to the current period methodology.
(6)Includes amortization of debt issuance costs.
(7)The cost of financing on interest rate swaps held to mitigate interest rate risk associated with the company’s outstanding borrowings includes interest spread income/expense and amortization of upfront payments made or received upon entering into interest rate swap agreements and is calculated using average borrowings balance as the denominator.
(8)The cost of financing on U.S. Treasury futures held to mitigate interest rate risk associated with the company’s outstanding borrowings is calculated using average borrowings balance as the denominator. U.S. Treasury futures income is the economic equivalent to holding and financing a relevant cheapest-to-deliver U.S. Treasury note or bond using short-term repurchase agreements.
(9)The implied financing benefit/cost of dollar roll income on TBAs is calculated using the average cost basis of TBAs as the denominator. TBA dollar roll income is the non-GAAP economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. TBAs are accounted for as derivative instruments in accordance with GAAP.

Conference Call
Two Harbors Investment Corp. will host a conference call on May 2, 2023 at 9:00 a.m. ET to discuss first quarter 2023 financial results and related information. The conference call will be webcast live and accessible in the Investors section of the company’s website at www.twoharborsinvestment.com/investors. To participate in the teleconference, please call toll-free (877) 502-7185, approximately 10 minutes prior to the above start time. For those unable to attend, a telephone playback will be available beginning at 12:00 p.m. ET on May 2, 2023, through 12:00 p.m. ET on May 16, 2023. The playback can be accessed by calling (877) 660-6853, conference code 13737269. The call will also be archived on the company’s website in the News & Events section.

Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities, mortgage servicing rights and other financial assets. Two Harbors is headquartered in St. Louis Park, MN.

Forward-Looking Statements
This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2022, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our ability to recognize the benefits of our pending acquisition of RoundPoint Mortgage Servicing Corporation; our decision to terminate our management agreement with PRCM Advisers LLC and the ongoing litigation related to such termination; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire MSR and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as income excluding market-driven value changes, earnings available for distribution and related per basic common share measures. The non-GAAP financial measures presented by the company provide supplemental information to assist investors in analyzing the company’s results of operations and help facilitate comparisons to industry peers. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation tables on pages 11 and 12 of this release.

Additional Information
Stockholders of Two Harbors and other interested persons may find additional information regarding the company at www.twoharborsinvestment.com, at the Securities and Exchange Commission’s Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., Attn: Investor Relations, 1601 Utica Avenue South, Suite 900, St. Louis Park, MN, 55416, telephone (612) 453-4100.

Contact
Margaret Karr, Head of Investor Relations, Two Harbors Investment Corp., (612)-453-4080, Margaret.Karr@twoharborsinvestment.com

# # #

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)
	March 31, 2023	December 31, 2022
	(unaudited)
ASSETS
Available-for-sale securities, at fair value (amortized cost $9,126,349 and $8,114,627, respectively; allowance for credit losses $5,922 and $6,958, respectively)	$8,960,820	$7,778,734
Mortgage servicing rights, at fair value	3,072,445	2,984,937
Cash and cash equivalents	708,210	683,479
Restricted cash	117,351	443,026
Accrued interest receivable	40,826	36,018
Due from counterparties	317,905	253,374
Derivative assets, at fair value	66,013	26,438
Reverse repurchase agreements	483,916	1,066,935
Other assets	172,805	193,219
Total Assets	$13,940,291	$13,466,160
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$9,084,712	$8,603,011
Revolving credit facilities	1,292,831	1,118,831
Term notes payable	398,326	398,011
Convertible senior notes	282,840	282,496
Derivative liabilities, at fair value	1,693	34,048
Due to counterparties	347,337	541,709
Dividends payable	70,746	64,504
Accrued interest payable	74,916	94,034
Other liabilities	141,207	145,991
Total Liabilities	11,694,608	11,282,635
Stockholders’ Equity:
Preferred stock, par value $0.01 per share; 100,000,000 shares authorized and 26,092,050 and 26,092,050 shares issued and outstanding, respectively ($652,301 and $652,301 liquidation preference, respectively)	630,999	630,999
Common stock, par value $0.01 per share; 175,000,000 shares authorized and 96,664,318 and 86,428,845 shares issued and outstanding, respectively	967	864
Additional paid-in capital	5,829,676	5,645,998
Accumulated other comprehensive loss	(152,780)	(278,711)
Cumulative earnings	1,276,563	1,453,371
Cumulative distributions to stockholders	(5,339,742)	(5,268,996)
Total Stockholders’ Equity	2,245,683	2,183,525
Total Liabilities and Stockholders’ Equity	$13,940,291	$13,466,160

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended March 31,
	2023	2022
	(unaudited)
Interest income:
Available-for-sale securities	$97,038	$44,647
Other	19,555	199
Total interest income	116,593	44,846
Interest expense:
Repurchase agreements	104,355	8,343
Revolving credit facilities	25,656	5,676
Term notes payable	7,643	3,256
Convertible senior notes	4,836	5,042
Total interest expense	142,490	22,317
Net interest (expense) income	(25,897)	22,529
Other (loss) income:
Gain (loss) on investment securities	10,798	(52,342)
Servicing income	153,320	136,626
(Loss) gain on servicing asset	(28,079)	410,624
Loss on interest rate swap and swaption agreements	(82,154)	(38,041)
Loss on other derivative instruments	(155,771)	(101,762)
Other loss	—	(44)
Total other (loss) income	(101,886)	355,061
Expenses:
Servicing expenses	28,366	24,704
Compensation and benefits	14,083	12,193
Other operating expenses	10,484	6,625
Total expenses	52,933	43,522
(Loss) income before income taxes	(180,716)	334,068
(Benefit from) provision for income taxes	(3,908)	48,798
Net (loss) income	(176,808)	285,270
Dividends on preferred stock	(12,365)	(13,747)
Net (loss) income attributable to common stockholders	$(189,173)	$271,523
Basic (loss) earnings per weighted average common share	$(2.05)	$3.14
Diluted (loss) earnings per weighted average common share	$(2.05)	$2.86
Dividends declared per common share	$0.60	$0.68
Weighted average number of shares of common stock:
Basic	92,575,840	85,999,628
Diluted	92,575,840	96,205,551

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS, CONTINUED
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended March 31,
	2023	2022
	(unaudited)
Comprehensive loss:
Net (loss) income	$(176,808)	$285,270
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale securities	125,931	(331,845)
Other comprehensive income (loss)	125,931	(331,845)
Comprehensive loss	(50,877)	(46,575)
Dividends on preferred stock	(12,365)	(13,747)
Comprehensive loss attributable to common stockholders	$(63,242)	$(60,322)

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended
	March 31, 2023	December 31, 2022
	(unaudited)	(unaudited)
Reconciliation of Comprehensive (loss) income to Earnings Available for Distribution:
Comprehensive (loss) income attributable to common stockholders	$(63,242)	$160,233
Adjustment for other comprehensive income attributable to common stockholders:
Unrealized gain on available-for-sale securities	(125,931)	(422,672)
Net loss attributable to common stockholders	$(189,173)	$(262,439)

Adjustments to exclude reported realized and unrealized (gains) losses:
Realized loss on securities	31,909	341,316
Unrealized (gain) loss on securities	(42,565)	6,453
Reversal of provision for credit losses	(142)	(318)
Realized and unrealized loss on mortgage servicing rights	28,079	64,084
Realized loss on termination or expiration of interest rate swaps and swaptions	18,580	—
Unrealized loss on interest rate swaps and swaptions	67,184	—
Realized and unrealized loss (gain) on other derivative instruments	155,836	(53,226)
Gain on repurchase and retirement of preferred stock	—	(20,149)
Other realized and unrealized gains	—	(112)
Other adjustments:
MSR amortization(1)	(76,558)	(83,190)
TBA dollar roll income(2)	6,341	16,193
U.S. Treasury futures income(3)	403	(6,408)
Change in servicing reserves	1,564	713
Non-cash equity compensation expense	6,052	1,653
Other nonrecurring expenses	5,418	10,836
Net (benefit from) provision for income taxes on non-EAD	(4,655)	6,803
Earnings available for distribution to common stockholders(4)	$8,273	$22,209

Weighted average basic common shares	92,575,840	86,391,405
Earnings available for distribution to common stockholders per weighted average basic common share	$0.09	$0.26
_____________
(1)MSR amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio, which is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value.
(2)TBA dollar roll income is the economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements.
(3)U.S. Treasury futures income is the economic equivalent to holding and financing a relevant cheapest-to-deliver U.S. Treasury note or bond using short-term repurchase agreements.
(4)EAD is a non-GAAP measure that we define as comprehensive (loss) income attributable to common stockholders, excluding realized and unrealized gains and losses on the aggregate portfolio, gains and losses on repurchases of preferred stock, provision for (reversal of) credit losses, reserve expense for representation and warranty obligations on MSR, non-cash compensation expense related to restricted common stock and other nonrecurring expenses. As defined, EAD includes net interest income, accrual and settlement of interest on derivatives, dollar roll income on TBAs, U.S. Treasury futures income, servicing income, net of estimated amortization on MSR and recurring cash related operating expenses. EAD provides supplemental information to assist investors in analyzing the Company’s results of operations and helps facilitate comparisons to industry peers. EAD is one of several measures our board of directors considers to determine the amount of dividends to declare on our common stock and should not be considered an indication of our taxable income or as a proxy for the amount of dividends we may declare.

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended
	March 31, 2023	December 31, 2022
	(unaudited)	(unaudited)
Reconciliation of Comprehensive (loss) income to Income Excluding Market-Driven Value Changes:
Comprehensive (loss) income attributable to common stockholders	$(63,242)	$160,233

Adjustments to exclude market-driven value changes and nonrecurring operating expenses:
RMBS and other Agency securities market-driven value changes(1)	(107,556)	(60,991)
MSR market-driven value changes(2)	(32,904)	3,330
Swap and swaption market-driven value changes(3)	82,174	—
TBA market-driven value changes(4)	33,764	(33,063)
Realized and unrealized losses (gains) on futures	140,087	(5,016)
Change in servicing reserves	1,564	713
Nonrecurring deboarding fees(5)	1,017	2,460
Other nonrecurring expenses	5,418	10,836
Gain on repurchase and retirement of preferred stock	—	(20,149)
Net (benefit from) provision for income taxes associated with market-driven value changes	(5,929)	4,975
Income Excluding Market-Driven Value Changes(6)(7)	$54,393	$63,328

Weighted average basic common shares	92,575,840	86,391,405
Income Excluding Market-Driven Value Changes per weighted average basic common share	$0.59	$0.73
_____________
(1)RMBS and other Agency securities market-driven value changes refers to the sum of interest income, realized and unrealized gains and losses on RMBS and other Agency securities, less the sum of the realization of RMBS and other Agency securities cash flows which incorporates actual prepayments, changes in RMBS and other Agency securities accrued interest, and modeled price changes. Modeled price changes are measured daily based on a “Realized Forwards” methodology, which includes the assumption that spreads, forward interest rates and volatility factored into the previous day ending fair value are unchanged. RMBS and other Agency securities includes inverse interest-only Agency RMBS which are accounted for as derivative instruments in accordance with GAAP.
(2)MSR market-driven value changes refers to the sum of servicing income, servicing expenses, realized and unrealized gains and losses on MSR, less the sum of the realization of MSR cash flows which incorporates actual prepayments, recurring servicing income and servicing expenses, and modeled price changes. Modeled price changes are measured daily based on a “Realized Forwards” methodology, which includes the assumption that spreads, forward interest rates and volatility factored into the previous day ending fair value are unchanged.
(3)Swap and swaption market-driven value changes refers to the net interest spread and realized and unrealized gains and losses on interest rate swap and swaption agreements, less the swaps daily IXM that is equal to the previous day ending fair value multiplied by the overnight SOFR and swaptions daily IXM that is equal to the previous day ending fair value multiplied by the realized forward rate.
(4)TBA market-driven value changes refers to the total realized and unrealized gains and losses, less the daily zero-volatility OAS less the implied repo spread, multiplied by the previous day ending fair value.
(5)Nonrecurring deboarding fees are associated with one-time transfers of MSR.
(6)Income Excluding Market-Driven Value Changes, or IXM, is a non-GAAP measure defined as total comprehensive income attributable to common stockholders, excluding market-driven value changes on the aggregate portfolio, provision for income taxes associated with market-driven value changes, nonrecurring operating expenses and gain on the repurchase and retirement of preferred stock. As defined, IXM includes the realization of portfolio cash flows which incorporates actual prepayments, changes in portfolio accrued interest, recurring servicing income and servicing expenses, and certain modeled price changes. These modeled price changes are measured daily based on a “Realized Forwards” methodology, which includes the assumption that spreads, forward interest rates and volatility factored into the previous day ending fair value are unchanged. Assumptions for spreads, forward interest rates, volatility and the previous day ending fair value include applicable market data, data from third-party brokers and pricing vendors and management’s assessment. This applies to RMBS, MSR and derivatives, as applicable, and is net of all recurring operating expenses and provision for income taxes associated with IXM. IXM provides supplemental information to assist investors in analyzing the company’s results of operations and helps facilitate comparisons to industry peers. IXM is one of several measures the company’s board of directors considers to determine the amount of dividends to declare on the company’s common stock and should not be considered an indication of taxable income or as a proxy for the amount of dividends the company may declare.
(7)The methodology for determining the modeled price changes may be computed based on either of two commonly assumed scenarios: Realized Forwards and an Unchanged Term Structure. The Unchanged Term Structure methodology assumes that the term structure of the yield curve is unchanged day over day. The Realized Forwards methodology assumes that the term structure of the yield curve on a certain day is given by the one-day forward rates determined from the term structure of the yield curve on the previous day. For the fourth quarter of 2022, IXM as originally reported using the Unchanged Term Structure methodology was $0.73 per weighted average basic common share. Starting with the first quarter of 2023, IXM is calculated using the Realized Forwards methodology, and fourth quarter 2022 comparative data presented herein has been updated to reflect this change. IXM as restated under the Realized Forwards methodology for the fourth quarter of 2022 was also $0.73 per weighted average basic common share.